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                        [LETTERHEAD OF VINSON & ELKINS]              EXHIBIT 5.1


WRITER'S TELEPHONE                                           WRITER'S FAX NUMBER
  (214) 220-7700                                                (214) 999-7700
                               October 16, 1996


Homegate Hospitality, Inc.
2001 Bryan Street, Suite 2300
Dallas, Texas  75201

Ladies and Gentlemen:

    We have acted as counsel to Homegate Hospitality, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration under the Securities Act of 1933 (the "Securities Act") of the offer and sale of an aggregate of 4,973,750 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Company's Registration Statement on Form S-1 (File No. 333-11113) filed with the Securities and Exchange Commission (the "Commission") on August 30, 1996, as amended through the date hereof (the "Registration Statement"). The Shares will be offered and sold (the "Offering") pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and Bear Stearns & Co. Inc. and Montgomery Securities, as representatives of the several underwriters.

    We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the 1933 Act.

    Before rendering the opinions hereinafter set forth, we examined, among other things, the proposed form of Underwriting Agreement, the Registration Statement, the Company's Certificate of Incorporation and Bylaws, resolutions of the Company's Board of Directors, and originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to factual matters, information with respect to which is in the possession of the Company relevant to the opinions herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by its duly authorized representatives.
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Homegate Hospitality
October 16, 1996
Page 2

    In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and (v) each natural person signing any document reviewed by us had the legal capacity to do so.

    Based upon the foregoing assumptions, and subject to the qualifications set forth hereinafter, we are of the opinion that, when (i) the Registration Statement becomes effective under the 1933 Act, (ii) the final terms of the Underwriting Agreement and the Offering have been approved by the Board of Directors (or a duly constituted committee thereof), (iii) the Underwriting Agreement has been duly executed and delivered by each of the parties thereto, and (iv) the Shares have been issued and delivered in accordance with the terms of the Underwriting Agreement (including the receipt by the Company of the consideration for the Shares described therein), the Shares will be validly issued, fully paid and non-assessable.

    We are counsel admitted to practice law in the State of Texas and this opinion is limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

    We express no opinion as to any matter other than as expressly set forth above, and no opinion is to or may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

    This opinion letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Registration Statement and in the Prospectus included in the Registration Statement, as having passed on the validity of the Shares. In giving this consent, this firm does not thereby admit that it comes within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                Very truly yours,

                                                /s/ Vinson & Elkins L.L.P.